Exhibit 99.1

Contact:  Christine Solie
                  313-845-1746
                        csolie@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS $2.5 BILLION IN 2005
Fourth Quarter Earnings of $465 Million Reported

DEARBORN, Mich., January 23, 2006 - Ford Motor Credit Company reported net income of $2.5 billion in 2005, down $370 million from earnings of $2.9 billion a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $3.9 billion in 2005, down $570 million from 2004.

In the fourth quarter of 2005, Ford Motor Credit's net income was $465 million, down $78 million from a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $737 million in the fourth quarter, compared with $859 million in the previous year.

The decrease in full year and fourth quarter earnings primarily reflected higher borrowing costs and the impact of lower retail receivable levels, offset partially by improved credit loss performance.

"We had a strong year in 2005, producing earnings second only to our record results of 2004," said Mike Bannister, chairman and CEO. "In 2006, we expect our results to moderate."

On December 31, 2005, Ford Motor Credit's on-balance sheet net receivables totaled $132 billion, compared with $133 billion at year-end 2004. Managed receivables were $150 billion, down from $168 billion a year ago. The lower receivables primarily reflected lower retail placement volumes.

Ford Motor Credit paid dividends of $2.75 billion in 2005. On December 31, managed leverage was 12.3 to 1.

Ford Motor Credit Company is one of the world's largest automotive finance companies and has supported the sale of Ford products since 1959. With more than 14,000 employees, Ford Motor Credit operates in 37 countries and manages approximately $150 billion in receivables. Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company. It provides automotive financing for Ford, Lincoln, Mercury, Aston Martin, Jaguar, Land Rover, Mazda and Volvo dealers and customers. More information can be found at http://www.fordcredit.com and at Ford Motor Credit's investor center, http://www.fordcredit.com/investorcenter/.

# # #

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
(in millions)

	Fourth Quarter		Full Year
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

Financing revenue
Operating leases	$1,291	$1,410	$5,304	$5,880
Retail	921	1,154	4,029	4,459
Interest supplements and other support costs earned from affiliated companies	825	821	3,259	3,360
Wholesale	437	214	1,232	796
Other	57	37	221	200
Total financing revenue	3,531	3,636	14,045	14,695
Depreciation on vehicles subject to operating leases	(1,133)	(1,227)	(4,430)	(4,909)
Interest expense	(1,586)	(1,371)	(5,842)	(5,333)
Net financing margin	812	1,038	3,773	4,453
Other revenue
Investment and other income related to sales of receivables	276	420	1,498	1,930
Insurance premiums earned, net	40	49	192	216
Other income	281	245	909	1,041
Total financing margin and other revenue	1,409	1,752	6,372	7,640
Expenses
Operating expenses	578	575	2,185	2,142
Provision for credit losses	79	298	166	900
Insurance expenses	15	20	160	167
Total expenses	672	893	2,511	3,209
Income from continuing operations before income taxes	737	859	3,861	4,431
Provision for income taxes	272	334	1,409	1,648
Income from continuing operations before minority interests	465	525	2,452	2,783
Minority interests in net income of subsidiaries	—	1	1	2
Income from continuing operations	465	524	2,451	2,781
Income from discontinued operations	—	19	37	81
Gain on disposal of discontinued operations	—	—	4	—
Net income	$465	$543	$2,492	$2,862

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	December 31,
	2005	2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$17,888	$12,668
Investments in securities	720	653
Finance receivables, net	109,876	110,851
Net investment in operating leases	22,213	21,866
Retained interest in securitized assets	1,420	9,166
Notes and accounts receivable from affiliated companies	1,235	1,780
Derivative financial instruments	2,547	6,930
Assets of discontinued operations	—	2,186
Other assets	6,256	6,521
Total assets	$162,155	$172,621

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,890	$1,645
Affiliated companies	794	819
Total accounts payable	2,684	2,464
Debt	134,500	144,274
Deferred income taxes, net	8,772	7,593
Derivative financial instruments	680	911
Liabilities of discontinued operations	—	93
Other liabilities and deferred income	4,781	5,802
Total liabilities	151,417	161,137

Minority interests in net assets of subsidiaries	3	13

Stockholder's equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	385	855
Retained earnings	5,208	5,474
Total stockholder's equity	10,735	11,471
Total liabilities and stockholder's equity	$162,155	$172,621

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS*

	Fourth Quarter		Full Year
Financing Shares	2005	2004	2005	2004
United States
Financing share - Ford, Lincoln and Mercury
Retail installment and lease	37%	48%	37%	45%
Wholesale	80	83	81	84
Europe
Financing share - Ford
Retail installment and lease	29%	35%	28%	29%
Wholesale	95	97	96	97

Contract Volume - New and used retail/lease (in thousands)
North America segment
United States	329	455	1,498	1,842
Canada	35	38	169	172
Total North America segment	364	493	1,667	2,014

International segment
Europe	163	186	734	782
Other international	64	68	276	271
Total International segment	227	254	1,010	1,053
Total contract volume	591	747	2,677	3,067

Borrowing Cost Rate**	5.1%	4.0%	4.5%	3.8%

Charge-offs (in millions)
On-Balance Sheet
Retail installment & lease	$193	$357	$681	$1,281
Wholesale	13	24	23	43
Other	7	5	2	3
Total on-balance sheet charge-offs	$213	$386	$706	$1,327

Total loss-to-receivables ratio	0.68%	1.16%	0.57%	1.02%

Managed***
Retail installment & lease	$226	$425	$830	$1,599
Wholesale	13	23	23	43
Other	7	5	2	3
Total managed charge-offs	$246	$453	$855	$1,645

Total loss-to-receivables ratio	0.65%	1.07%	0.54%	0.96%

— — — — —
* Continuing operations
** On-balance sheet debt, includes the effect of interest rate swap agreements
*** See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit's financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:
    • Managed receivables: receivables reported on Ford Motor Credit's balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service
 • Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Motor Credit's balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

IMPACT OF ON-BALANCE SHEET SECURITIZATION:finance receivables (retail and wholesale) and investments in operating leases reported on Ford Motor Credit's balance sheet include assets transferred in securitizations that do not qualify for accounting sale treatment. These assets have been legally transferred to Ford Motor Credit sponsored special purpose entities and are available only to pay the obligations of the special purpose entities and are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit's other creditors. Debt reported on Ford Motor Credit's balance sheet includes debt issued by these special purpose entities to securitization investors which is payable out of collections on the assets supporting the securitizations and is not the legal obligation of Ford Motor Credit or its other subsidiaries.

RECONCILIATION OF MEASURES:

Managed Leverage Calculation		December 31,	December 31,
		2005	2004
		(in billions)
Total debt		$134.5	$144.3
Securitized off-balance sheet receivables outstanding		18.0	37.7 *
Retained interest in securitized off-balance sheet receivables		(1.4)	(9.5) **
Adjustments for cash and cash equivalents		(17.9)	(12.7)
Adjustments for SFAS No. 133		(1.6)	(3.2)
Total adjusted debt		$131.6	$156.6

Total stockholder's equity (including minority interest)		$10.7	$11.5
Adjustments for SFAS No. 133		(0.0)	(0.1)
Total adjusted equity		$10.7	$11.4

Managed leverage (to 1) = adjusted debt / adjusted equity		12.3	13.7
Memo: Financial statement leverage (to 1) = total debt / stockholder's equity		12.5	12.6

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
December 31, 2005	(in billions)
Retail installment	$65.7	$18.0	$83.7
Wholesale	39.6	—	39.6
Other finance receivables	4.6	—	4.6
Net investment in operating leases	22.2	—	22.2
Total net finance receivables and operating leases	$132.1	$18.0	$150.1

December 31, 2004
Retail installment	$81.7	$16.7	$98.4
Wholesale	23.8	18.9	42.7
Other finance receivables	5.3	—	5.3
Net investment in operating leases	21.9	—	21.9
Total net finance receivables and operating leases	$132.7	$35.6	$168.3

— — — — —
* Includes securitized funding from discontinued operations
** Includes retained interest in securitized receivables from discontinued operations